EXHIBIT 3(i)

















                                    RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                            MERRILL LYNCH & CO., INC.


                          ____________________________




                                   May 3, 2001

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            MERRILL LYNCH & CO., INC.

                        ________________________________


     MERRILL LYNCH & CO., INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Merrill Lynch & Co., Inc.

     2. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 27, 1973.

     3.  In  accordance  with  the  provisions  of  Section  245 of the  General
Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted this Restated Certificate of Incorporation on April 27, 2001, at a meeting duly convened.

     4. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation, except as permitted by Section 245(c) of the General Corporation Law of the State of Delaware.

     5. The text of the Restated Certificate of Incorporation is as follows:




                                    ARTICLE I


                                      NAME


     The name of the Corporation is Merrill Lynch & Co., Inc.





                                   ARTICLE II


                     REGISTERED OFFICE AND REGISTERED AGENT


     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.



                                   ARTICLE III


                               CORPORATE PURPOSES


     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.




                                   ARTICLE IV


                                  CAPITAL STOCK


     SECTION 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is three billion, twenty-five million (3,025,000,000) shares, of which three billion (3,000,000,000) shares shall be Common Stock of the par value of one dollar and thirty-three and one-third cents ($1.33 1/3) each (hereinafter called "Common Stock") and twenty-five million (25,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) each (hereinafter called "Preferred Stock").

     The Preferred Stock is hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or in any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

     SECTION 2. Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:


                               THE PREFERRED STOCK


     A. RIGHTS AND RESTRICTIONS OF PREFERRED STOCK. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

     (a) The designation of such series.

     (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative.

     (c) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

     (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

     (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

     (f) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

     (g) The  rights  of the  holders  of the  shares  of such  series  upon the
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation.

     (h) The provisions as to voting, optional and/or other special rights and preferences, if any.



     Pursuant to the authority conferred by this Section, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

                  Exhibit A           Series A Junior Preferred Stock
                  Exhibit B           9% Cumulative Preferred Stock, Series A
                  Exhibit C           Special Voting Stock


                                  COMMON STOCK


     B. RIGHTS AND RESTRICTIONS OF COMMON STOCK. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

     (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of
Section 2 of this Article.

     (b) The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

     C. INCREASE OR DECREASE IN AMOUNT OF AUTHORIZED SHARES. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

     D. SHARES ENTITLED TO MORE OR LESS THAN ONE VOTE. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of
Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.



                                    ARTICLE V


                           DENIAL OF PREEMPTIVE RIGHTS


     No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.




                                   ARTICLE VI


                            RESTRICTION ON DIVIDENDS


     Dividends may be declared or paid upon the shares of the Corporation's capital stock either (1) out of its surplus, determined as provided under the General Corporation Law of the State of Delaware, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

     A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officials or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.



                                   ARTICLE VII


                     STOCKHOLDER VOTE REQUIRED IN CONNECTION
                       WITH CERTAIN BUSINESS COMBINATIONS


     SECTION 1. Vote Generally Required. Notwithstanding anything contained herein or in the General Corporation Law of the State of Delaware, and subject to the provisions of Section 3 of this Article VII, the Corporation shall not
(a) merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (other than in a merger not requiring any vote of stockholders of the Corporation under the General Corporation Law of the State of Delaware), (b) sell, lease or exchange all or substantially all of its property and assets, or (c) dissolve, unless the Board of Directors shall, at a meeting duly called, adopt a resolution, by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors, approving such action and unless such action shall be approved at a meeting by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of
Section 2 of Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

     SECTION 2. Certain Definitions. For the purposes of this Article:

     (a) "Business Combination" means:

     (i) any merger or  consolidation  of the Corporation or any Subsidiary with
(a) an Interested Stockholder or (b) any other Person (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of not less than $100,000,000; or

     (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than $100,000,000; or

     (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spinoff or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

     (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (a) any class of equity securities of the Corporation or any Subsidiary or
(b) any class of securities of the Corporation or any Subsidiary convertible into or exchangeable for equity securities of the Corporation or any Subsidiary, that are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

     (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) of this Section 2(a).

     (b) "Affiliate" or "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on January 1, 1986.

     (c) "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1986.

     (d) "Continuing Director" means (i) any member of the Board of Directors who (a) is neither the Interested Stockholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (b) was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

     (e) "Fair Market Value" means: (i) in the case of stock, the average of the closing sale prices during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     (f) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

     (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of 5% or more of the voting power of the then outstanding shares of Voting Stock of the Corporation and who did not become the Beneficial Owner of such amount of Voting Stock pursuant to a transaction that was approved by the affirmative vote of a majority of the entire Board of Directors; or

     (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

     (g) A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

     (h) "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but shall not include any other shares of Voting Stock of such corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person other than the Corporation.

     (i) "Voting Stock" means outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

     SECTION 3. Greater Vote for Business Combinations. In addition to any affirmative vote required by law or by this Certificate of Incorporation, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     SECTION 4. Powers of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another and (D) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of not less than $100,000,000; and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article.

     SECTION 5. No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

     SECTION 6. Amendment or Repeal. Notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision or provisions inconsistent with, any provision of this Article.


                                  ARTICLE VIII


                               CORPORATE EXISTENCE


         The Corporation is to have perpetual existence.



                                   ARTICLE IX


          NO LIABILITY OF HOLDERS OF CAPITAL STOCK FOR CORPORATE DEBTS


     The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.



                                    ARTICLE X


                               BOARD OF DIRECTORS

     SECTION 1. Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

     (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

     (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     (e) To grant or assume rights or options entitling the holders thereof to purchase from the Corporation shares of its capital stock of any class or series (to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors); the terms upon which, the time or times at or within which, the persons to whom, and the price or prices at which any such rights or options may be issued and any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. No such rights or options shall be invalidated or in any way affected by the fact that any director shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which he may receive any such rights or options.

     (f) To adopt or assume such plans as may, from time to time, be approved by it for the purchase by officers or employees of the Corporation and of any corporation either affiliated with or a subsidiary of the Corporation of shares of capital stock of the Corporation of any class or series; the terms upon which and the price or prices at which shares may be purchased from the Corporation pursuant to such a plan shall be such as shall be fixed by the Board of Directors in the plan. No such plan which is not at the time of adoption unreasonable or unfair shall be invalidated or in any way affected because any director shall be entitled to purchase shares of capital stock of the Corporation thereunder and shall vote for any such plan.

     (g) To adopt or assume and carry out such plans as may from time to time be approved by it for the distribution among the officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in addition to their regular salaries or wages, of part of the earnings of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shaIl be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

     (h) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair, shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit.

     (i) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.

     SECTION 2. Classified Board. At the 1986 annual meeting of holders of capital stock of the Corporation, the directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1987 annual meeting of holders of capital stock of the Corporation, the initial term of office of the second class of directors to expire at the 1988 annual meeting of holders of capital stock of the Corporation and the initial term of office of the third class of directors to expire at the 1989 annual meeting of holders of capital stock of the Corporation. Commencing with the 1987 annual meeting of holders of capital stock of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of holders of capital stock of the Corporation after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

     SECTION 3. Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of directors. However, any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

     SECTION 5. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are elected and qualify.

     SECTION 6. Preferred Stock. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or a special meeting of holders of capital stock of the Corporation, the nomination, election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article X unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.



                                   ARTICLE XI

                     MEETINGS OF STOCKHOLDERS AND DIRECTORS;
                    ELECTIONS OF DIRECTORS; CORPORATION BOOKS

     SECTION 1. Stockholders' Meetings. Meetings of holders of capital stock of the Corporation may be held outside the State of Delaware if the By-Laws so provide. Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation and may not be effected by any consent in writing by such holders. Meetings of holders of capital stock of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

     SECTION 2. Directors' Meetings, Consents and Elections. Meetings of the Board of Directors and of any committee thereof may be held outside the State of Delaware if the By-Laws so provide. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting as provided by statute, if the By-Laws of the Corporation so provide. The elections of directors need not be by ballot unless the By-Laws of the Corporation so provide.

     SECTION 3. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.



                                   ARTICLE XII


                    TRANSACTIONS WITH DIRECTORS AND OFFICERS


     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.



                                  ARTICLE XIII


               LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION
                            BY CORPORATION; INSURANCE

     SECTION 1. Limitation of Directors' Liability. (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

     (b) Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     SECTION 2. Indemnification by Corporation. (a) The Corporation shall indemnify any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation. Any person who is or was a director or officer of a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Section 2.

     (b)  Directors and officers of the  Corporation  shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, advance such expenses to any person who is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise.

     (c) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation, trust or other enterprise.

     (d) The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right that any person may have or hereafter acquire under this Restated Certificate of Incorporation, the by-laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

     (e) Any repeal or modification of this Section 2 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     SECTION 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of Section 2 of this
Article XIII.




                                   ARTICLE XIV


                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS


     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.



                                   ARTICLE XV

           RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION


     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of
Incorporation  and all  rights  and  powers  conferred  in this  Certificate  of
Incorporation on stockholders, directors and officers are subject to this reserved power, provided that the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with, Section 2(A) of Article IV, Article X, Article XI, Article XIII or this Article XV of this Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, and provided further that any amendment, alteration, change, repeal or adoption of any provision or provisions inconsistent with Article VII may only be made in accordance with the provisions thereof.


     IN WITNESS WHEREOF, said MERRILL LYNCH & CO., INC. has caused this certificate to be signed by the Secretary, with its corporate seal to be hereunto duly affixed and to be attested by an Assistant Secretary this 3rd day of May, 2001.




                                              MERRILL LYNCH & CO., INC.

                                              By: /s/ Andrea L. Dulberg
                                                  ---------------------
                                                  Andrea L. Dulberg
                                                  Secretary


CORPORATE SEAL


Attest: /s/ Michael A. LaMaina
        ----------------------
By:      Michael A. LaMaina
         Assistant Secretary

                                                                      EXHIBIT A



                CERTIFICATE OF DESIGNATION OF THE VOTING POWERS,
              DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
               LIMITATIONS AND RESTRICTIONS OF THE SERIES A JUNIOR
                                 PREFERRED STOCK
                           _________________________

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                           _________________________

     We, Stephen L. Hammerman, Executive Vice President and Stephen M.M. Miller, Secretary of Merrill Lynch & Co., Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

     that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation (the "Certificate"), and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a duly called meeting held on December 16, 1987, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof creating a series of 2,000,000 shares of Preferred Stock having a par value of $1.00 per share, designated as Series A Junior Preferred Stock (the "Series A Preferred Stock") out of the class of 25,000,000 shares of preferred stock of the par value of $1.00 per share (the "Preferred Stock"):

     RESOLVED that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Preferred Stock having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 2,000,000.

     Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose,
(i) quarterly dividends payable in cash on the 30th day of February, May, August and November in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.25 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after December 16, 1987 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

     (ii) During any default period, such voting rights of the holders of Units of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

     (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of Units of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder of stockholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Preferred Stock. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) During any default period, the holders of shares of Common Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series A Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Preferred Stock during any default period notwithstanding any provisions of the Certificate to the contrary, including, without limitation, the provisions of Article X of the Certificate.

     (D) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Shares of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

     (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

     (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Redemption. The Units of Series A Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Units of Series A Preferred Stock shall rank junior to the Corporation's Remarketed Preferred Stock and to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

     Section 10. Amendment. The Certificate, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     Section 12. Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

     (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $1.33 1/3 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

     (B) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     (C) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends and (ii) as used in
Section 6, shall mean any class or series of capital stock ranking pari passu with the Preferred Stock in the distribution of assets or any liquidation, dissolution or winding up.

                                                                    EXHIBIT B

                            MERRILL LYNCH & CO., INC.
                            _________________________

                           CERTIFICATE OF DESIGNATIONS
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                            _________________________

                     9% CUMULATIVE PREFERRED STOCK, SERIES A
                           (Par Value $1.00 Per Share)
                            _________________________

     MERRILL LYNCH & CO., INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Executive Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, which authorize the issuance of up to 25,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Executive Committee of the Board of Directors in accordance with Section 141(c) of the General Corporation Law of the State of Delaware, by Article IV, Section 1 of the By-laws of the Corporation and by the resolutions of the Board of Directors set forth herein, at a meeting of the Board of Directors duly held on April 19, 1994, by unanimous written consent to corporate action of the Board of Directors dated August 22, 1994, and by unanimous written consent of the Executive Committee dated November 2, 1994:

     1. The Board of Directors on April 19, 1994 adopted the following resolutions authorizing the Executive Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the designation, issuance and sale of up to 100,000 shares of preferred stock of the Corporation in one or more series (the "Preferred Stock") and depositary shares representing interests in the Preferred Stock (the "Depositary Shares"), either directly or in exchange for other obligations of the Corporation undertaken in connection with the issuance of preferred units that may be issued by a limited liability company affiliated with the Corporation, upon such terms as may be deemed appropriate by the Executive Committee, including, but not limited to, determinations with respect to classes and series, dividend and liquidation rights and preferences (provided that the aggregate liquidation preference of the Preferred Stock, does not exceed $600,000,000), stated value, denomination, redemption and conversion or exchange features and to take all such actions in connection therewith as such Committee may deem necessary or appropriate:

     "RESOLVED, that the Board of Directors hereby authorizes and empowers the Executive Committee to take all such actions as may be necessary or appropriate for the issuance and sale of up to 100,000 shares of the Corporation's Preferred Stock, par value $1.00 per share (the "Preferred Shares"), in one or more series, either directly or in exchange for other obligations of the Corporation undertaken in connection with the issuance of preferred units that may be issued by a limited liability company affiliated with the Corporation (the "LLC Units"); provided that the aggregate liquidation preference of such Preferred Shares shall not exceed $600,000,000;"

     "FURTHER RESOLVED, that the Executive Committee may approve the issuance of the Preferred Shares upon such terms as may be deemed appropriate by the Executive Committee, including, but not limited to, determinations with respect to classes and series, dividend and liquidation rights and preferences, stated value, denomination, redemption and conversion or exchange features, and may provide for the issuance of depositary shares representing interests in the Preferred Shares in order to accommodate retail marketing; provided, however, that the Preferred Shares shall not have voting rights except (i) in the event that dividends are in arrears for six consecutive quarters, the number of the Corporation's directors shall be increased by two and the holders of the Preferred Shares shall be entitled, voting as a class, to elect two directors of the Corporation to serve until such time as such arrearages are paid in full or
(ii) as otherwise required by law;"

     2. The Board of Directors, by unanimous written consent to corporate action dated August 22, 1994, adopted the following resolution amending the second resolution set forth in paragraph 1 above:

     "RESOLVED, that the resolution attached hereto as Exhibit A, which was adopted at the meeting of the Board of Directors duly called and held on April 19, 1994, is hereby amended by deleting the word "consecutive" in the third line of the proviso and inserting the words "or the requirements of any stock exchange on which the Preferred Shares may be listed" at the end thereof prior to the semicolon."

     3. The Executive Committee of the Board of Directors, by unanimous written consent to corporate action dated November 2, 1994, adopted the following resolution pursuant to the authority conferred upon the Executive Committee by the resolution of the Board of Directors set forth in paragraph 1 above adopted pursuant to Article 4, Section 1 of the By-laws of the Corporation and Section 141(c) of the General Corporation Law of the State of Delaware:

     "RESOLVED, that the issue of a series of preferred stock, par value $1.00 per share, of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

     9% CUMULATIVE PREFERRED STOCK, SERIES A

     (1) Number of Shares and Designation. 42,500 shares of the preferred stock, par value $1.00 per share, of the Corporation are hereby constituted as a series of preferred stock, par value $1.00 per share, designated as 9% Cumulative Preferred Stock, Series A (hereinafter called the "Preferred Stock, Series A").

     (2) Dividends. (a) The holders of shares of the Preferred Stock, Series A, shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized Committee thereof), out of assets of the Corporation legally available for the payment of dividends, cash dividends at the rate set forth below in this Section (2) applied to the amount of $10,000 per share. Such dividends shall be cumulative from the date of original issue of such shares, whether or not in any Dividend Period or Dividend Periods (as defined in subsection (b) of this Section (2)) there are assets of the Corporation legally available for the payment thereof, and shall be payable quarterly, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized Committee thereof), on March 30, June 30, September 30, and December 30 of each year, commencing on December 30, 1994; provided that if any such payment date is not a business day, dividends (if declared) on the Preferred Stock, Series A, will be paid on the immediately succeeding business day, without interest. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, Series A, as they appear on the stock register of the Corporation on such record dates, which shall be the fifteenth day immediately preceding the payment date thereof, or such other date not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation (or a duly authorized
Committee thereof). Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation (or a duly authorized Committee thereof).

     (b) (i) Dividend periods ("Dividend Periods") shall commence on March 30, June 30, September 30, and December 30 of each year (other than the initial Dividend Period which shall commence on the date of original issue of the Preferred Stock, Series A) and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate on the shares of Preferred Stock, Series A, for the period from the date of original issue thereof to and including December 30, 1994, and for each Dividend Period thereafter shall be 9% per annum.


     (ii) The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series A, shall be computed by dividing the dividend rate of 9% per annum by four, rounded to the nearest one-hundredth of a percent, with five one-thousandths rounded upwards, and applying the resulting rate to the amount of $10,000 per share. The amount of dividends payable for the initial Dividend Period on the Preferred Stock, Series A, or any other period shorter than a full Dividend Period on the Preferred Stock, Series A, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Preferred Stock, Series A, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

     (c) So long as any shares of the Preferred Stock, Series A, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series A, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series A, for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series A, and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, Series A, all dividends declared upon shares of the Preferred Stock, Series A, and any other preferred stock ranking on a parity as to dividends (whether cumulative or noncumulative) shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series A, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series A, and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series A, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series A. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock, Series A, which may be in arrears.

     (d) So long as any shares of the Preferred Stock, Series A, are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock or another stock of the Corporation ranking junior to the Preferred Stock, Series A, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series A, as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on parity with the Preferred Stock, Series A, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired, other than in connection with the distribution or trading thereof, for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series A, as to dividends and upon liquidation) unless, in each case, full cumulative dividends on all outstanding shares of the Preferred Stock, Series A, shall have been declared and paid for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends.

     (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series A, upon liquidation, dissolution, or winding up, the holders of the shares of the Preferred Stock, Series A, shall be entitled to receive $10,000 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series A, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series A, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series A, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series A, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series A, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series A, as provided in this Section
(3), but not prior thereto, any other series of class or classes of stock ranking junior to the Preferred Stock, Series A, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series A, shall not be entitled to share therein.

     (4) Redemption. (a) The Preferred Stock, Series A, may not be redeemed prior to December 30, 2004. At any time or from time to time on and after December 30, 2004, the Corporation, at its option, may redeem shares of the Preferred Stock, Series A, as a whole or in part, at a redemption price of $10,000 per share, together in each case with accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

     (b) In the event the Corporation shall redeem shares of Preferred Stock, Series A, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series A, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Preferred Stock, Series A, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series A, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series A, so called for redemption shall look only to the Corporation for payment of the redemption price.

     Upon surrender, in accordance with said notice, of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If less than all the outstanding shares of Preferred Stock, Series A, are to be redeemed, shares to be redeemed shall be selected by the Board of Directors of the Corporation (or a duly authorized committee thereof) from outstanding shares of Preferred Stock, Series A, not previously called for redemption by lot or pro rata or by any other method determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

     (c) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series A, pursuant to subsection (a) of this Section
(4) unless full cumulative dividends on all outstanding shares of the Preferred Stock, Series A, shall have been or all contemporaneously declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends.

     (5) Voting Rights. The Preferred Stock, Series A, shall have no voting rights, except as hereinafter set forth or as otherwise from time to time required by law. Whenever dividends payable on the Preferred Stock, Series A, shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain a number of months equivalent to six calendar quarters, the holders of outstanding shares of the Preferred Stock, Series A, shall have the exclusive right, voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock, Series A, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to vote for the election of two additional directors at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series A, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of Preferred Stock, Series A, (either alone or together with the holders of shares of all other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series A, voting as a class with holders of shares of all other series of preferred stock ranking on such a parity, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until all past dividends accumulated on such shares of Preferred Stock, Series A, shall have been paid in full. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid.

     Upon termination of the right of the holders of the Preferred Stock, Series A, to vote for directors as herein provided, the term of office of all directors then in office elected by such holders will terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting rights shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions hereof.

     So long as any shares of the Preferred Stock, Series A, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series A, outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock, Series A, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

     (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series A, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or

     (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation, as amended, or of the resolutions set forth in a Certificate of Designations for such Preferred Stock, Series A, which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series A, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of Preferred Stock, Series A, in each case ranking on a parity with or junior to the Preferred Stock, Series A, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock, Series A, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

     (6) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series A, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

     (7) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

     (i) on a parity with the Preferred Stock, Series A, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series A, if the holders of such class of stock and the Preferred Stock, Series A, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

     (ii) junior to the Preferred Stock, Series A, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Preferred Stock, Series A, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series A, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

     (9) Notices. All notices or communications unless otherwise specified in the By-laws of the Corporation or the Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or by first class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed."

                                                                    EXHIBIT C


                            MERRILL LYNCH & CO., INC.
                            _________________________

                           CERTIFICATE OF DESIGNATION
             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware
                            _________________________

                             SPECIAL VOTING STOCK

     MERRILL LYNCH & CO., INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that, the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Executive Committee of the Board of Directors pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, (the "Certificate of Incorporation"), and pursuant to authority conferred upon the Executive Committee of the Board of Directors in accordance with Section 141(c) of the General Corporation Law of the State of Delaware, by Article IV, Section 1 of the Bylaws of the Corporation and by the resolutions of the Board of Directors set forth herein, at a meeting of the Board of Directors duly held on June 22, 1998 and by unanimous written consent of the Executive Committee dated August 18, 1998:

     1. The Board of Directors on June 22, 1998 adopted the following resolutions authorizing the Executive Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Special Voting Share and fixing the relative powers, preferences, rights, qualifications, limitations and restrictions of such share:

     "FURTHER RESOLVED, that in connection with the Transaction and the Arrangement the Corporation, directly or indirectly, through one or more foreign or domestic subsidiaries of the Corporation, is hereby authorized to undertake and complete and cause to be undertaken and completed each of the following actions:

     ...g) the Executive Committee is hereby authorized to take any and all action that the Executive Committee may deem necessary or desirable under applicable law, including without limitation, the execution of one or more Certificates of Designation under Section 151 of the General Corporation Law of the State of Delaware, to create and issue one Special Voting Share in the capital of the Corporation, to have the rights, privileges, restrictions and conditions substantially as set forth in and contemplated by the MWI Plan of Arrangement and the Voting and Exchange Trust Agreement, in each case, as discussed at this meeting, such share to be issued for an aggregate consideration of $1.00, and upon receipt by the Corporation of the consideration therefor such Special Voting Share shall be issued to the trustee under the Voting and Exchange Trust Agreement hereinafter approved, to be held and exercised by such trustee as therein contemplated;"

     2. The Executive Committee of the Board of Directors, by unanimous written consent to corporate action dated August 18, 1998 adopted the following resolution pursuant to authority conferred upon the Executive Committee by the resolution of the Board of Directors set forth in paragraph 1:

     "RESOLVED,   that  Special  Voting  Stock  of  the  Corporation  is  hereby authorized, and the Executive Committee hereby fixes the number, powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such Special Voting Stock as follows:

     I. AUTHORIZED NUMBER AND DESIGNATION. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as "Special Voting Stock". The number of shares constituting the Special Voting Stock shall be one (the "Special Voting Share").

     II. DIVIDENDS. Neither the holder nor, if different, the owner of the Special Voting Share shall be entitled to receive Corporation dividends in its capacity as holder or owner thereof.

     III. VOTING RIGHTS. The holder of record of the Special Voting Share shall be entitled to all of the voting rights, including the right to vote in person or by proxy, of the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Corporation at a Corporation meeting or in connection with a Corporation consent.

     IV. LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holder of the Special Voting Share shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders, an amount equal to $1.00 before any distribution is made on the common stock of the Corporation or any other stock ranking junior to the Special Voting Share as to distribution of assets upon liquidation, dissolution or winding-up.

     V. RANKING. The Special Voting Share shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and (ii) junior to any other class of capital stock of the Corporation.

     VI. REDEMPTION. The Special Voting Share shall not be subject to redemption, except that at such time as no exchangeable shares ("Exchangeable Shares") of Merrill Lynch & Co., Canada Ltd. (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, the Special Voting Share shall automatically be redeemed and canceled, for an amount equal to $1.00 due and payable upon such redemption.

     VII. OTHER PROVISIONS. Pursuant to the terms of that certain Voting and Exchange Trust Agreement by and between Merrill Lynch & Co., Canada Ltd., the Corporation, and Montreal Trust Company of Canada, as such agreement may be amended, modified or supplemented from time to time (the "Trust Agreement"):

     (i) During the term of the Trust Agreement, the Corporation may not, without the consent of the holders of the Exchangeable Shares (as defined in the Trust Agreement), issue any shares of its Special Voting Stock in addition to the Special Voting Share;

     (ii) the Special Voting Share entitles the holder of record to a number of votes at meetings of holders of Corporation common shares equal to the number of Exchangeable Shares (as defined by the Trust Agreement) outstanding from time to time (other than the Exchangeable Shares held by the Corporation and its affiliates);

     (iii) the Trustee (as defined by the Trust Agreement) shall exercise the votes held by the Special Voting Share pursuant to and in accordance with the Trust Agreement;

     (iv) the voting rights attached to the Special Voting Share shall terminate pursuant to and in accordance with the Trust Agreement; and

     (v) the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such Special Voting Share shall be as otherwise provided in the Trust Agreement."